Exhibit 10.2

Mr. Anshu Bhatnagar	June 6, 2019

Chief Executive Officer

mPhase Technologies, Inc.

Dear Anshu,

Please accept my resignation as Chief Financial Officer and General Counsel of mPhase Technologies Inc. effective midnight June 6, 2019.

I have enjoyed being an Officer of the Company. I wish you the best of luck in taking mPhase forward to greater heights.

Regards,

/s/ Martin Smiley
Martin Smiley